UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 3, 2009
NovaBay Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
California	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5980 Horton Street, Suite 550, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(510) 899-8800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of July 28, 2009 Roy J. Wu has joined Novabay Pharmaceuticals, Inc. as Senior Vice President for Business Development. Wu has more than 30 years of highly successful experience in the pharmaceutical industry with increasingly responsible management positions in global business development, licensing, international marketing, project management, clinical development, and Pacific sector regulatory and pharmaceutical development.

Previously Wu was Vice President of Business Development at Genelabs Technologies Inc., where he was responsible for all business development and licensing activities, including search, evaluation, contract negotiations for all in- and out-license transactions as well as alliance management and assisting in corporate financing activities.

Prior to Genelabs, Wu participated in the 1997 establishment of Kissei Pharma USA Inc., the U.S. subsidiary of Kissei Pharmaceuticals Co. of Japan and served as Vice President of Kissei Pharma USA Inc. for four years.  Wu also was Director of Business Development for Quintiles-BRI, a clinical research organization, after working for 16 years at Syntex Corporation.

Wu received his MBA in International Finance from the University of San Francisco, School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2009                                                                NOVABAY PHARMACEUTICALS, INC.

By:           /s/ THOMAS PAULSON
Thomas J. Paulson
Chief Financial Officer and Treasurer